UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2014

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2014, Casella Waste Systems, Inc. (the “Company”) completed a financing transaction pursuant to which the Company incurred indebtedness in the aggregate principal amount of $25.0 million. The transaction involved the issuance by New York State Environmental Facilities Corporation (“EFC”) of $25.0 million aggregate principal amount of its Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2014 (the “Bonds”).

The Bonds were issued on December 18, 2014 pursuant to the Indenture, dated as of December 1, 2014, by and between U.S. Bank National Association, as trustee (the “Trustee”), and EFC (the “Indenture”) and are guaranteed by certain subsidiaries of the Company pursuant to a Guaranty Agreement, dated as of December 1, 2014, among the guarantors named therein and the Trustee and entered into by the parties thereto on December 18, 2014 (the “Guaranty”). Also on December 18, 2014, the Company entered into a Loan Agreement, dated as of December 1, 2014, with EFC (the “Loan Agreement”), pursuant to which the proceeds of the offering of Bonds will be loaned by EFC to the Company to finance or refinance certain capital projects in New York, and to pay certain costs of issuance of the Bonds. The Loan Agreement requires the Company to satisfy the obligation to pay amounts from time to time owing with respect to the Bonds issued by EFC. The Bonds were issued at the initial term interest rate period of five years (ending December 1, 2019) at the initial rate of 3.75% per annum. Additional Bonds in an aggregate principal amount of up to $15 million may be issued under the Indenture and loaned to the Company, subject to the terms of the Indenture, the Loan Agreement and related documents.

The Loan Agreement and other financing documents contain standard representations, covenants and events of default for transactions of this type. Events of default under the Loan Agreement include a failure to make any loan payment or purchase price payment when due and the failure to observe and perform covenants which continues for a period of 60 days after notice. The Company’s indebtedness under the Loan Agreement may be accelerated upon the occurrence of an Event of Default. Additionally, while any Bonds are in a term interest period and are not supported by a letter of credit (i) a change of control would require the Company to offer to repurchase the Bonds, and (ii) Bank of America, N.A. (or any applicable credit provider) can require that the obligations under the Bonds be accelerated (if the Company’s obligations under the applicable credit facility have been accelerated).

The Bonds will mature, subject to earlier optional and mandatory redemption, on December 1, 2044. In addition, on December 2, 2019 and any other conversion date of any new interest rate period for the Bonds and on certain other dates specified in the Indenture, each holder of the Bonds is required to tender the Bonds held by it for purchase and the Bonds are required to be purchased. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as remarketing agent for the Bonds, is required to use its best efforts to remarket any Bonds tendered for purchase. Funds for the payment of the purchase price of any Bonds so purchased will be paid from the proceeds of any such resale or, to the extent such funds are insufficient, from the proceeds of a letter of credit, if the Bonds are supported by a letter of credit at such time, or from payments by the Company or by the guarantors named in the Guaranty. After the end of the initial term interest rate period, the Bonds may be converted to a variable (daily or weekly) interest rate period or may remain in a term interest rate period. The interest rate on the Bonds will be reset at the end of each interest period.

Pursuant to the Guaranty, each guarantor will guarantee to the Trustee for the benefit of the owners and beneficial holders of the Bonds, the full and prompt payment of (i) the principal of and redemption premium, if any, on the Bonds when and as the same become due; (ii) the interest on the Bonds when and as the same become due; (iii) the purchase price of Bonds tendered or deemed tendered for purchase pursuant to the Indenture; and (iv) all loan payments and purchase price payments due or to become due from the Company under the Loan Agreement (collectively, the “Guaranteed Obligations”). The obligations of each guarantor under the Guaranty will, subject to the release provisions contained therein, remain in full force and effect until the entire principal payment of, redemption premium, if any, and interest on or purchase price of the Bonds has been paid or provided for according to the terms of the Indenture and all other Guaranteed Obligations have been paid and satisfied in full.

The Bonds are issued as tax exempt bonds. If the Company or EFC, as applicable, does not comply with certain of their covenants under the Indenture or Loan Agreement, or if certain representations or warranties made by the Company in the Loan Agreement or in certain related certificates of the Company are false, then the interest on the Bonds may become includable in gross income for federal income tax purposes, retroactively to the date of original issuance of such

Bonds. If the Bonds are declared to be taxable or the Loan Agreement is determined to be invalid, the Indenture provides that the Bonds are subject to mandatory redemption at a redemption price equal to 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Loan Agreement and the Guaranty set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1 Loan Agreement, dated as of December 1, 2014, between New York State Environmental Facilities Corporation and Casella Waste Systems, Inc.

4.2 Guaranty Agreement, dated as of December 1, 2014, by and between the guarantors named therein and U.S. Bank National Association, as trustee

Forward-Looking Statements

Various statements in this Current Report on Form 8-K concerning the Company’s future expectations, plans and prospects constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the Company’s expectations regarding the use of proceeds of the Bonds, as well as those risks more fully discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2014 and in the Company’s Quarterly Report on Form 10-Q for the period ended October 31, 2014. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company expressly disclaims any obligation to update such statements to reflect change in its expectations whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: December 18, 2014	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer

Exhibit Index

4.1	Loan Agreement, dated as of December 1, 2014, between New York State Environmental Facilities Corporation and Casella Waste Systems, Inc.

4.2	Guaranty Agreement, dated as of December 1, 2014, by and between the guarantors named therein and U.S. Bank National Association, as trustee